Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LED LIGHTING COMPANY", CHANGING ITS NAME FROM "LED LIGHTING COMPANY" TO "DATASIGHT CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF OCTOBER, A.D. 2018, AT 1:15 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

4849949 8100
SR# 20186962821

Authentication: 203551641
Date: 10-04-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:15 PM 10/03/2018
FILED 01:15 PM 10/03/2018
SR 20186962821 - File Number 4849949

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF LED LIGHTING COMPANY

LED Lighting Company, a corporation organized and existing under the laws of the State of Delaware (the "**Corporation**"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 19, 2010, as amended by a Certificate of Amendment on May 24, 2011 and March 14, 2012 and May 30, 2013 (the "**Certificate of Incorporation**").

SECOND: That the Board of Directors of the Corporation adopted the following amendment to the Certificate of Incorporation:

Article One "Name" of the Certificate of Incorporation shall be amended in its entirety to read as follows:

"ARTICLE ONE
NAME

The name of the Corporation is DataSight Corporation"

THIRD: That said amendment has been authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, LED Lighting Company has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in its name and on its behalf by its Chief Executive Officer this 28th day of September, 2018.

LED Lighting Company

By: [signature]
Name: Kevin Kearney
Title: Chief Executive Officer

State Of Delaware

Name Reservation Status

Reservation Name	Entity Name	Entity Type	Cost	Status	Expiration Date
7025968	DataSight CORPORATION	Corporation	$75.00	Reserved	12/19/2018